Exhibit 99.1

Dick’s Sporting Goods Announces Purchase of Top-Flite Brand; Augments Private Brand Portfolio

PITTSBURGH, April 4, 2012 /PRNewswire/ -- Dick’s Sporting Goods, Inc. (NYSE: DKS) announced today that it has completed the purchase of the intellectual property rights to the Top-Flite brand from Callaway Golf Company (NYSE: ELY), adding to its portfolio of exclusive offerings. The intellectual property rights acquired include all Top-Flite trademarks and service marks world-wide.

“Top-Flite is an established innovative brand that is trusted by golfers at every skill level,” said Edward W. Stack, Chairman and CEO. “Through this acquisition, we’ve added a strong, highly recognized name to our portfolio while gaining a valuable competitive advantage in the golf market.”

About Dick’s Sporting Goods, Inc.

Dick’s Sporting Goods, Inc. is an authentic full-line sporting goods retailer offering a broad assortment of brand name sporting goods equipment, apparel and footwear in a specialty store environment. The Company also owns and operates Golf Galaxy, LLC, a golf specialty retailer. As of April 4, 2012, the Company operated more than 480 Dick’s Sporting Goods stores in 44 states, 81 Golf Galaxy stores in 30 states and eCommerce websites and catalog operations for both Dick’s Sporting Goods and Golf Galaxy. Dick’s Sporting Goods, Inc. news releases are available at http://www.dickssportinggoods.com/investors. The Company’s website is not part of this release.

Forward-Looking Statements Involving Known and Unknown Risks and Uncertainties

Except for historical information contained herein, the statements in this release or otherwise made by our management in connection with the subject matter of this release are forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) and involve risks and uncertainties and are subject to change based on various important factors, many of which may be beyond our control. Our future performance and financial results may differ materially from those included in any such forward-looking statements and such forward-looking statements should not be relied upon by investors as a prediction of actual results. You can identify these statements as those that may predict, forecast, indicate or imply future results, performance or advancements and by forward-looking words such as “believe”, “anticipate”, “expect”, “estimate”, “predict”, “intend”, “plan”, “project”, “goal”, “will”, “will be”, “will continue”, “will result”, “could”, “may”, “might” or other words with similar meanings.  Forward-looking statements include, among other things, statements about our future expectations regarding  brand innovation, brand recognition and whether Dick’s will gain a valuable competitive advantage in the golf market.

The following factors, among others, could cause actual results from Dick’s acquisition of the Top-Flite brand to differ materially from those expressed or implied in any forward-looking statements included in this release or otherwise made by our management: continuation of the ongoing economic and financial downturn and other changes in macroeconomic factors or market conditions that impact consumer spending; changes in the general economic and business conditions and in the specialty retail or sporting goods industry in particular; competition in the sporting goods industry; disruptions in our supply chain; potential increases in the costs of raw materials; and our ability to secure and protect our intellectual property.

Contact

Timothy E. Kullman, EVP – Finance, Administration, and Chief Financial Officer or
Anne-Marie Megela, Director, Investor Relations
(724) 273-3400
investors@dcsg.com